                                                                    Exhibit 10.1



                          MELLON FINANCIAL CORPORATION
                 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS (2001)


I.   Purpose

The purposes of this Stock Option Plan for Outside Directors (2001) are to align the interests of the Outside Directors of Mellon Financial Corporation (the "Corporation") more closely with the interests of the Corporation's shareholders, to provide such directors with an additional inducement to remain in the service of the Corporation with an increased incentive to work for its long-term success, and to establish an effective element of a reasonable directors' compensation package.

II.   Definitions

The following terms shall have the meanings indicated below:

   2.1   "Advisory Board" shall mean the Advisory Board of the Corporation.

   2.2 "Board of Directors" shall mean the Board of Directors of the Corporation.

   2.3   "Change in Control Event" shall mean any of the following events:

   (a) The occurrence with respect to the Corporation of a "Control Transaction", as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

   (b) Approval by the stockholders of the Corporation of (i) any consolidation or merger of the Corporation where either (x) the holders of voting stock of the Corporation immediately before the merger or consolidation will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation or (y) the Incumbent Directors immediately before the merger or consolidation will not hold more than 50% (rounded to the next whole person) of the seats on the board of directors of the continuing or surviving corporation, or (ii) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

   (c) A change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period (i) was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period and (ii) was not as a result of an actual or threatened election with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors. As used in this Section 2.3, the term "Incumbent Director" means as of any time a director of the Corporation (x) who has been a member of the Board of Directors continuously for at least 12 months or (y) whose election or nomination as director within such period met the requirements of clauses
   (i) and (ii) of the preceding sentence.

   2.4 "Common Stock" shall mean the common stock, par value $.50 per share, of the Corporation.

   2.5   "Corporation" shall mean Mellon Financial Corporation.

   2.6 "Business Day" shall mean any day on which the market used to determine the Fair Market Value of the Common Stock is open for trading.

   2.7 "Fair Market Value" shall mean the closing price of the Common Stock in the New York Stock Exchange Composite Transactions on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price in the New York Stock Exchange Composite Transactions on the last preceding day on which there was a sale.

   2.8 "HR Head" shall mean the head of the Human Resources Department of Mellon Bank, N.A.

   2.9 "Outside Director" shall mean any individual who on the relevant date is a member of the Board of Directors or the Advisory Board but is not an employee of the Corporation or any subsidiary.

   2.10 "Option" shall mean an option granted to an Outside Director pursuant to the Plan.

   2.11 "Plan" shall mean this Mellon Financial Corporation Stock Option Plan for Outside Directors (2001).

   2.12 "Participant" shall mean an eligible Outside Director who is granted an Option under the Plan.

   2.13 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

   2.14 "Service Year" shall mean the period beginning on the date of the Corporation's annual meeting of shareholders at which directors are elected and ending on the date of such annual meeting in the following year.

III.   Administration

   3.1 Self-Operative Plan. The Plan is intended to be self-operative to the maximum extent consistent with prudent business practice. Under no circumstances shall any individual or group of individuals exercise discretion with respect to designating the recipient of an Option, the number of shares of Common Stock that are subject to an Option, the date of grant for an Option or the exercise price for an Option.

   3.2 Certain Administrative Duties. The HR Head shall administer the Plan within the parameters set forth in Section 3.1. The HR Head's actions and interpretations under the Plan shall be final, conclusive and binding. The HR Head shall not be liable for any action taken or decisions made in good faith relating to the Plan or any Option hereunder.

   3.3 Source of Shares. The shares of Common Stock that may be issued upon the exercise of Options under the Plan may be either authorized but unissued shares or authorized and issued shares held in the Corporation's treasury. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 500,000 shares, subject to adjustment pursuant to Section 7.6 hereof.

IV.   Granting of Options

   4.1 Grants at Beginning of Service Year. Options shall be automatically granted on the third business day following the first day of the Service Year to all individuals serving as Outside Directors on such grant date.

   4.2 Grants During Service Year. Options shall be automatically granted on his or her election date to each Outside Director who is elected by the Board of Directors between Option grants under Section 4.1. Such Options shall have an exercise date and expiration date identical to the Options granted to Outside Directors under Section 4.1. The number of shares of Common Stock subject to such Option shall be the number of shares that are subject to each Option granted at the beginning of such Service Year under Section 4.1, multiplied by a fraction the numerator of which is the number of days during such Service Year that the recipient of such Option will serve as an Outside Director and the denominator of which is the number of days in the Service Year (with fractional shares being rounded upward to the nearest whole share). The exercise price for such Option shall be the Fair Market Value of the Common Stock on the date of grant.

   4.3 Stock Option Agreements. A written "Stock Option Agreement" executed by the Corporation and the Participant shall evidence the grant of any Option. The Stock Option Agreement shall contain the number of shares of Common Stock that are subject to the Option evidenced thereby, the other essential terms of the Option determined in accordance with Section V hereof, and other terms that are not inconsistent with the requirements of this Plan.

   4.4 Cancellation and Reissuance of Options. No Option shall be repriced by any method, including by cancellation and reissuance.

V.   Terms of Options

   5.1 Terms of Options. All Options granted during a Service Year shall have a term of ten years from the date of grant under Section 4.1 for that Service Year, subject to earlier termination pursuant to Section 5.5 hereof.

   5.2 Exercise of Options. All Options granted during a Service Year shall become exercisable on the first anniversary of the date of grant under Section
4.1 for that Service Year. All Options shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event; provided, however, that if the Securities and Exchange Commission ("SEC") deems such acceleration to preclude a pooling of interests by the Corporation, such acceleration shall be modified to the extent necessary to remove the SEC's objection, and, provided further, however, that where a Participant ceases to serve on the Board of Directors or Advisory Board following such a Change in Control Event, any such Option which has not become exercisable shall not be forfeited but shall be permitted to vest on its original vesting date and remain exercisable for the term provided for under Section 5.1.

   5.3 Exercise Price. The exercise price for all Options shall be the Fair Market Value of the Common Stock on the date the Option is granted.

   5.4 Number of Shares. The number of shares of Common Stock that may be purchased upon exercise of an Option shall be 3,300, except as provided for grants under Section 4.2. The number of shares subject to an Option shall be subject to adjustment in accordance with Section 7.6 hereof.

   5.5 Forfeiture. Subject to Section 5.2, Options that have not become exercisable on the date the Participant ceases to serve on the Board of Directors or Advisory Board of the Corporation for any reason other than the Participant's death, disability or completion of the Service Year shall be forfeited and terminated immediately upon such termination of service. Options that have become exercisable shall remain exercisable, and shall no longer be subject to forfeiture, throughout their terms, regardless of whether the Participant serves on the Board of Directors or Advisory Board of the Corporation at the time the Option is exercised.

VI.   Exercise of Options

   6.1 Notice of Exercise. An Option shall be exercised by delivery to the HR Head or his or her designee of a written notice of exercise in the form prescribed by the HR Head for use from time to time. Such notice of exercise shall indicate the number of shares as to which the Option is exercised and shall be accompanied by the full exercise price for the Options exercised.

   6.2 Form of Payment. The exercise price may be paid in cash or, in whole or in part, by surrender of shares of Common Stock, which shall be credited against the exercise price at their Fair Market Value on the date the Option is exercised; provided, however, that no shares may be delivered in payment of the option price of an Option unless such shares, or an equivalent number of shares, shall have been held by the Participant (or other person entitled to exercise the Option) for at least six months prior to such delivery.

VII.   Miscellaneous

   7.1 General Restriction. Each Option under the Plan shall be subject to the requirement that, if at any time the HR Head shall determine that any listing or registration of the shares of Common Stock, any consent or approval of any governmental body, or any other agreement, consent or action is necessary or desirable as a condition of the granting of an Option or issuance of Common Stock in satisfaction thereof, such grant or issuance may not be consummated unless such requirement is satisfied in a manner acceptable to the HR Head.

   7.2 Transferability. During the life of a Participant, an Option shall be exercisable only by such Participant; provided, however, that Options may be transferred (i) by the Participant upon his or her death by will or pursuant to applicable laws of descent and distribution or (ii) as directed by the Participant during his or her lifetime by gift to members of his or her immediate family or to an entity for the benefit of the Participant and/or members of his or her immediate family or (iii) as directed by the Participant during his or her lifetime as otherwise approved by the Board of Directors from time to time. All transfers shall be made in accordance with procedures adopted by the HR Head, which may be amended from time to time. No other assignment or transfer of an Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise shall be permitted.

   7.3 Withholding Taxes. Whenever the Corporation issues or transfers shares of Common Stock under the Plan, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any certificate for such shares.

   7.4 No Right to Continued Service. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant any right to continued service as a director of the Corporation or any subsidiary or on the Advisory Board or affect any right of the Corporation or a subsidiary, acting through their boards of directors or otherwise, to terminate or otherwise affect the service of such Participant.

   7.5 No rights as Shareholders. Participants as such shall have no rights as shareholders of the Corporation unless and until certificates for shares of Common Stock are registered in their names in satisfaction of a duly exercised Option.

   7.6 Adjustments. If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction, the number and kind of shares available for grant under the Plan or subject to or granted pursuant to an Option and the price thereof, or other numeric limitations under the Plan, as applicable, shall be appropriately adjusted by the Board. For purposes of this Section 7.6, it is intended that, absent reasons to the contrary, adjustments to Options be consistent with any changes or lack of changes resulting from the same cause to other options on the Common Stock.

   7.7 Amendment or Termination of the Plan. The Board of Directors may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable. Any such action of the Board of Directors may be taken without the approval of the Corporation's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3, or the rules of any stock exchange on which the Common Stock is listed. The termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect such Participant's rights under an Option previously granted.

   7.8 Awards to Foreign Nationals. To the extent the HR Head deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of the Plan, the HR Head may, without amending the Plan, establish special rules applicable to Options granted to Participants who are foreign nationals. Such rules must be within the parameters set forth in Section 3.1.

   7.9 Effective Date. This Plan shall be effective February 20, 2001, the date of its adoption by the Board, subject to approval of the shareholders of the Corporation at the 2001 Annual Meeting.

April 2001